SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is entered into between Synthesis Energy Systems, Inc. (“SES”), a Delaware, United States of America corporation, and _________, who is a shareholder in Batchfire Resources Pty Ltd (ABN 84 607 340 189), an Australian proprietary limited company (“Batchfire”) (a “Batchfire Shareholder”) effective as of the date set forth in Section 9(d) hereof.

The parties to this Agreement are sometimes referred to individually as a “Party” and together as the “Parties.”

This Agreement is entered into in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) among SES, SES Merger Sub, Inc., a Delaware, United States of America corporation wholly owned by SES, and Australian Future Energy Pty Ltd (ABN 56 168 160 067), an Australian proprietary limited company (“AFE”).

1. BACKGROUND

Whereas, Batchfire Shareholder is the owner of __________ shares of Batchfire Resources Pty Ltd (“Batchfire Shares”).

Whereas, the Parties desire for SES to issue one share of the common stock of SES, par value US$0.01 per share (the “Common Stock”) in exchange for the transfer of every ten Batchfire Shares owned by the Batchfire Shareholder as at the date of this Agreement, pursuant to the terms of this Agreement.

In consideration of the agreement of SES and the Batchfire Shareholder to exchange Batchfire Shares for the issue of shares of Common Stock, upon the terms and conditions contained herein, SES and the Batchfire Shareholder agree and represent as further outlined in this Agreement.

2. SHARE EXCHANGE.

(a) Subject to the terms and conditions of this Agreement, and in exchange for the Batchfire Shares contemplated by Section 2(b) below, the Batchfire Shareholder hereby irrevocably accepts from SES, 497,737 shares of Common Stock, to be registered according to Section 6(b).

(b) Subject to the terms and conditions of this Agreement, and in exchange for the issue of the shares of Common Stock contemplated by Section 2(a) above, SES hereby irrevocably accepts from the Batchfire Shareholder ________ Batchfire Shares equal to approximately ___% ownership of Batchfire as of the Effective Date.

(c) To the extent that any Batchfire Shares are or will be acquired by another Batchfire shareholder pursuant to any pre-emptive rights under the Batchfire Constitution or Batchfire Shareholders Agreement as a result of the transactions contemplated by this Agreement, the parties agree that the Batchfire Shares and Common Stock to be exchanged under this Agreement will be proportionality reduced.

(d) This Agreement may be terminated by the Batchfire Shareholder at any time prior to the date that is 14 days after the date of this Agreement if the Batchfire Shareholder receives a Superior Offer, resolves to accept such Superior Offer and gives SES at least four (4) Business Days’ prior written notice of its intention to terminate pursuant to this provision. For the purposes of this Section 2(d), “Superior Offer” means a bona fide written offer by a third party to acquire some or all of the Batchfire Shares that is reasonably likely to be more favorable, from a financial point of view to the Batchfire Shareholder, than the transactions contemplated by this Agreement and is reasonably capable of being consummated.

(e) Subject to other terms and conditions under this Agreement, the closing shall take place by no later than seven days after satisfaction of all conditions precedent specified in Section 7 hereof (the “Closing Date”).

(f) All of the _______ SES shares to be issued to the Batchfire Shareholder under this Agreement, will not be subject to any escrow period, and shall be fully tradeable and registered in accordance with Section 6(b) at Closing.

3. REPRESENTATIONS AND WARRANTIES OF BATCHFIRE SHAREHOLDER

The Batchfire Shareholder hereby represents and warrants to, and agrees with, SES as follows:

(a) The Batchfire Shareholder is a corporation duly incorporated, validly existing, is solvent and in good standing under the laws of its place of incorporation, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and to carry out the provisions of this Agreement.

(b) All action on the part of the Batchfire Shareholder and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Batchfire Shareholder hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the Batchfire Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(c) No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Batchfire Shareholder in connection with the execution, delivery, or performance of this Agreement.

(d) The Batchfire Shareholder will not sell or otherwise transfer its shares of Common Stock without registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws or an exemption therefrom. The shares of Common Stock have not been registered under the Securities Act or under the securities laws of any state.

(e) The Batchfire Shares to be exchanged with SES are free of any and all encumbrances, are duly and validly issued, fully paid, and non-assessable and are be free of restrictions on transfer.

(f) In connection with the transactions contemplated by this Agreement, the Batchfire Shareholder has not taken any action in violation of any applicable state, federal or international laws, statutes, rules and regulations and ordinances, including all applicable decisions of courts having the effect of law in any such jurisdiction applicable to it or any order or decree of any court or governmental instrumentality applicable to the Batchfire Shareholder or any of its affiliates or any of their property, including, without limitation, the United States Foreign Corrupt Practices Act, as amended.

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(g) The issuance and exchange of the Common Stock and the Batchfire Shares comply with the relevant Australian regulations concerning investment of overseas securities.

(h) The Batchfire Shareholder represents that it is acquiring the shares of Common Stock for its own account, for investment and not with a view toward resale or distribution except in compliance with the Securities Act. The Batchfire Shareholder has not received or made an offer to sell the shares of Common Stock being acquired, or to be acquired, nor does it have any present intention of selling, distributing or otherwise disposing of such shares of Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act.

(i) The Batchfire Shareholder has had an opportunity to read (and has read) the filings of SES with the U.S. Securities and Exchange Commission (the “SEC”), which are available through the SEC’s website (www.sec.gov) and the website of SES (www.synthesisenergy.com).

(j) The Batchfire Shareholder acknowledges that it has had an adequate opportunity and time to complete all of its required due diligence processes and procedures, and has had the opportunity to raise relevant questions and queries with SES and AFE and has received adequate responses to such questions and queries.

(k) The Batchfire Shareholder acknowledges that it enters into this Agreement without the benefit of any representations, warranties or statements from SES (or any other person) except to the extent expressly set out in Section 4 and has not relied on any representations, warranties or statements from SES (or any other person) except to the extent expressly set out in Section 4.

(l) The Batchfire Shareholder acknowledges that it has had an adequate opportunity and time to obtain the benefit of independent legal, financial, accounting and tax advice prior to the signing of this Agreement by the Batchfire Shareholder.

(m) The Batchfire Shareholder has complied with, and is not in breach of, any Batchfire constituent documents (including the Batchfire Constitution and Batchfire Shareholders Agreement).

4. REPRESENTATIONS AND WARRANTIES OF SES

 SES represents, covenants and warrants to the Batchfire Shareholder that:

(a) SES is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, United States of America, has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue the shares of Common Stock pursuant to this Agreement, and to carry out the provisions of this Agreement. SES is duly qualified and is authorized to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a materially adverse effect on its business, properties, prospects, or financial condition.

(b) Except as otherwise contemplated by the Merger Agreement, all actions on the part of SES and its officers, directors and control persons necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of SES hereunder and the issuance, exchange and delivery of the shares of Common Stock hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of SES, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

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(c) The shares of Common Stock, upon issuance to the Batchfire Shareholder in accordance with the terms hereof, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

(d) No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of SES in connection with (i) the valid execution, delivery, or performance of this Agreement by SES, and (ii) the offer, exchange or issuance of the shares of Common Stock by SES, except as contemplated by the Merger Agreement, any required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefore.

5. COVENANTS BETWEEN SIGNING AND CLOSING.

(a) Subject to Section 5(b), commencing from the execution of this Agreement and before the Closing Date, each Party shall use its reasonable best efforts to obtain or assist in obtaining all necessary consents and approvals for the transactions contemplated under this Agreement, including but not limited to all necessary regulatory approvals and complying with the required processes and procedures relating to any pre-emptive rights under the Batchfire Constitution and Batchfire Shareholders Agreement. Each Party will advise the other Party as soon as practicable after it becomes aware that any of the conditions precedent in Sections 7(b), 7(c), 7(d), 7(g) and 7(h) have been satisfied.

(b) The Batchfire Shareholder agrees that it will (and will only) issue a transfer notice under the Batchfire Constitution to comply with any required processes and procedures relating to any pre-emptive rights under the Batchfire Constitution and Batchfire Shareholders Agreement as a result of the transactions contemplated by this Agreement in accordance with a written direction to be issued by SES to the Batchfire Shareholder (and such direction will include the form and contents of the transfer notice that must be issued by the Batchfire Shareholder). SES agrees that it will not issue a written direction under this Section 5(b) prior to the date that is 14 days after the date of this Agreement (without the consent of the Batchfire Shareholder).

(c) Commencing from the execution of this Agreement and until the earlier of the Closing Date and the termination of this Agreement, the Batchfire Shareholder agrees to not exercise any pre-emptive rights to purchase any shares of another Batchfire shareholder that may arise under the Batchfire Constitution or Batchfire Shareholders Agreement.

(d) Subject to and without limiting Section 5(b), commencing from the execution of this Agreement and until the earlier of the Closing Date and the termination of this Agreement, the Batchfire Shareholder agrees to not transfer, assign or otherwise deal with any of its Batchfire Shares other than in accordance with this Agreement or in accordance with any pre-emptive rights of another Batchfire shareholder that arises under the Batchfire Constitution or Batchfire Shareholders Agreement as a result of the transactions contemplated by this Agreement.

(e) Commencing from the execution of this Agreement and until the earlier of the Closing Date and the termination of this Agreement, SES agrees to continue to comply with any disclosure requirements under applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over SES.

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6. POST-CLOSING AGREEMENTS.

(a) The Batchfire Shareholder understands, acknowledges and agrees with SES as follows: (i) except as required by law and described in this Agreement, the exchange of the Batchfire Shares for shares of Common Stock is irrevocable, (ii) the offering of the Common Stock by SES is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the representations, warranties and statements made by the Batchfire Shareholder herein; (iii) there can be no assurance that the Batchfire Shareholder will be able to sell or dispose of its shares of Common Stock.

(b) The shares of Common Stock are intended to be registered through the filing by SES of a Registration Statement on Form S-4 under the Securities Act as contemplated by the Merger Agreement, or in the alternative through the filing of a separate registration statement with the SEC in connection therewith, either of which will in part be dependent upon the truth, completeness and accuracy of the representations, warranties and statements made by Batchfire Shareholder herein or otherwise provided by the Batchfire Shareholder for use therein.

(c) The Batchfire Shareholder understands, acknowledges and agrees that, as a result of the acquisition of the shares of Common Stock, it may be required to file with the SEC a Schedule 13D (Information to Be Included in Statements Filed Pursuant to Rule 13d-1(a) and Amendments Thereto Filed Pursuant to Rule 13d-2(a)) and a Form 3 (Initial Statement of Beneficial Ownership of Securities). The Batchfire Shareholder further understands, acknowledges and agrees that it has the sole responsibility to amend these documents as necessary after they are filed and SES shall have no liability or obligation to it with respect thereto.

(d) For so long as the Batchfire Shareholder owns or controls at least 5% of the total issued and outstanding shares of Common Stock, at any meeting of stockholders of SES or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, the Batchfire Shareholder shall, including by executing a written consent or proxy if requested by SES, vote (or cause to be voted) its shares of Common Stock in favor of each director nominated by the SES board of directors and in favor of any proposal which the SES board of directors recommends to the other stockholders of SES. For the avoidance of doubt, this Agreement is intended to constitute a voting agreement entered into under Section 218(c) of the Delaware General Corporation Law.

7. CONDITIONS PRECEDENT.

The consummation of the transactions for Closing shall be subject to the following conditions precedent:

(a) The representations and warranties by each Party contained in this Agreement shall be true and correct as of the date of this Agreement and the Closing Date in all material respects as though made at each such date.

(b) For a Batchfire Shareholder who is also defined as a Foundation Shareholder under an Implementation, Participation, and Commitment Deed dated 31 October 2016 (“IPCD”), the consent of CS Energy Limited to the transfer of shareholdings as outlined in this Agreement is obtained in accordance with clause 7.3(b)(i) of the IPCD.

(c) If the transactions contemplated by all share exchange agreements to be entered into by SES with Batchfire shareholders (including under this Agreement) on or about the date of this Agreement will trigger a “Change of Control” (as defined in the IPCD), the consent of CS Energy Limited to the transfer of shareholdings as outlined in this Agreement is obtained in accordance with clause 11.3(d) of the IPCD.

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(d) Compliance with any required processes and procedures relating to any pre-emptive rights under the Batchfire Constitution and Batchfire Shareholder’s Agreement.

(e) All necessary governmental and other third-party consents and approvals for the consummation of the transactions contemplated by this Agreement shall have been obtained. Notwithstanding anything to the contrary herein, either Party shall promptly notify the other Party once all such necessary governmental and other third-party consents and approvals have been obtained.

(f) There shall be no law, governmental order, or legal proceeding in effect or threatened which prohibits or restricts the transactions contemplated by this Agreement or imposes any restrictions on the Parties with respect thereto.

(g) The transactions contemplated by the Merger Agreement shall have closed in accordance with their terms.

(h) SES has executed share exchange agreements with other Batchfire shareholders and such agreements (including this Agreement) are effective and unconditional (other than as a result of this condition) and, immediately following completion of the transaction contemplated by such agreements (including this Agreement), SES will hold (in aggregate, whether directly or indirectly) at least 25% of the issued and outstanding share capital of Batchfire.

8. TERMINATION.

Upon effectiveness of this Agreement pursuant to Section 9(d), this Agreement may be terminated by any Party in writing upon the occurrence of any of the following:

(a) if any governmental authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

(b) if there shall have been a breach of the other Party’s covenants, agreements, representations or warranties set forth in this Agreement which breach, either individually or in the aggregate, would result in the failure of any condition precedent as set out in Section 7;

(c) if the Merger Agreement is terminated pursuant to the terms thereof; or

(d) upon the mutual written agreement of the Parties.

9. MISCELLANEOUS.

(a) The representations, warranties and covenants of SES and the Batchfire Shareholder contained in this Agreement will survive the Closing Date. The representations, warranties and covenants will not be affected or reduced as a result of any investigation or knowledge of SES or the Batchfire Shareholder.

(b) This Agreement may not be assigned by the Batchfire Shareholder to any person or entity without the prior written consent of SES.

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(c) Each Party will obtain the prior written approval of the other Party before issuing, or permitting any agent or affiliate to issue, any press releases or otherwise making or permitting any agent or affiliate to make any public statements with respect to this Agreement and the transactions contemplated hereby; provided, however, that the foregoing shall not restrict disclosures to the extent (i) necessary for a Party to perform this Agreement (including disclosure to any governmental authority as reasonably necessary to provide notices and seek consents), (ii) required by applicable securities or other laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective affiliates or (iii) such Party has given the other Party a reasonable opportunity to review such disclosure prior to its release and no objection is raised; and provided, further, that, in the case of clauses (i) and (ii), each Party shall use its best efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement.

(d) This Agreement shall become immediately effective, and binding in all respects, upon the execution, and as of the date, of the Merger Agreement (the “Effective Date”).

(e) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the Party effecting the same against whom any change, discharge or termination is sought.

(f) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to SES, to Synthesis Energy Systems, Inc., One Riverway, Suite 1700, Houston, Texas 77056, Attention: Robert Rigdon, with a copy to Porter Hedges LLP, 1000 Main Street, 35th Floor, Houston, Texas 77002, Attention: Robert G. Reedy, or (ii) if to the Batchfire Shareholder, to _____________.

(g) Failure of a Party to exercise any right or remedy under this Agreement or otherwise, or a delay by a Party in exercising such right or remedy, will not operate as a waiver thereof. No waiver by a Party will be effective unless and until it is in writing and signed by such Party.

(h) THIS AGREEMENT, AND ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARTIES’ RELATIONSHIP TO EACH OTHER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF. Each of the Parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated hereby. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with this Section 9(h), (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 9(f) of this Agreement..

(i) This Agreement may be executed through the use of separate signature pages or in any number of counterparts (including by facsimile or Portable Document Format (pdf) transmission), and each of such counterparts shall, for all purposes, constitute one agreement binding on all the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, SES and the Batchfire Shareholder have caused this Agreement to be duly executed on the date noted immediately below.

Dated:                 2019

SYNTHESIS ENERGY SYSTEMS, INC.

By:
Name:	Robert W. Rigdon
Title:	Chief Executive Officer

[NAME OF SHAREHOLDER

By:
Name:
Title:

SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT